EXHIBIT 10.4

                           CONVERTIBLE PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR "BLU SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OR SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE MAKER.

                               DELTA MUTUAL, INC.

$250,000                                          Date:         27 November 2001
                                                                ----------------



FOR VALUE RECEIVED, the undersigned, Delta Mutual, Inc., a Delaware corporation (the "Maker") herby promises to pay to the order to Rosanne Solomon, (the "Payee"), the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), plus interest at a rate of ten percent (10%) per annum. All interest accrued on the outstanding principal balance of this Promissory Note shall be due and payable as provided below.

The Maker herby agrees to pay the entire amount due hereunder, including principal and interest, on or before 31 December, 2002 ("Maturity Date"), on which date all unpaid principal and interest due hereunder shall be paid in full. All payments shall be applied first to interest on the unpaid balance and the remainder to principal. Maker may pay the entire amount due; including interest accrued up to the date of payments at any time without penalty.

Interest hereon shall be calculated on the basis of a 360-day year prior to the actual number of days elapsed until all accrued and unpaid interest is paid in full. All payments of principal and interest hereunder shall be payable in lawful currency of the United States.

This Promissory Note is given in consideration of a loan by Payee to Maker in the principal amount of the Promissory Note. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

REPRESENTATION OF PAYEE

Payee represents and warrants that it is taking this Promissory Note for investment and not with a view to the distribution or resale thereof and further that Payee is familiar with, and has carefully reviewed the filings of Maker with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, including, without limitation, Maker's Form Preliminary Information Statement 14C, filed with the Commission on November 9, 2001 and the Maker's Form 10-QSB for the period ended September 30, 2001, filed with the Commission on November 9, 2001.



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                        OPTION TO CONVERT PROMISSORY NOTE

(a) At any time prior to the Maturity Date or prior to payment in full by the Maker, Payee shall have the option to convert the unpaid principal balance of this Promissory Note, together with all accrued interest, into that number of shares of common stock (the "Share') of the Maker (the "Conversion Option") at the then current market price per common share; or

(b) At any time prior to the Maturity Date and prior to any payment by the Maker, the Payee and the Maker shall each have the option to exchange (the "Exchange Option") the full unpaid principal balance of this Promissory Note, together with the accrued interest, for that certain Promissory Note dated May 31, 2000 between Enterprises Solutions, Inc. and John A. Solomon (the "May 31, 2000 Note") and the pledged securities under that note shall also be surrendered to the Payee. This Exchange Option shall be exercisable only if Payee becomes the holder of the May 31, 2000 Note. Payee will give Maker written notice of its acquisition of the note and Payee and Maker may each thereafter exercise this Exchange Option upon thirty (30) days prior written notice to the other party. In order to exercise this Exchange Option, Payee shall surrender this Promissory Note to the Maker in exchange for the May 31, 2000 Note;

(c) In order to exercise this Conversion Option, the Payee shall surrender this Promissory Note to the Maker, accompanied by written notice of its intentions to exercise this Conversion Option, which notice shall set forth the principal amount of this Promissory Note to be converted ("Notice of Conversion"). Within ten (10) business days of Maker's receipt of the Notice of Conversion and this Promissory Note, the Maker shall deliver or cause to be delivered to the Payee, written confirmation that the Shares have been issued in the name of the Payee;

(d) In the event of the exercise of the Conversion Option, Payee shall cooperate with Maker to promptly take any and all additional actions required to make Payee a stockholder of the Maker including, without limitation, in connection with the issuance of the Shares, such representations as to financial condition, investment intent and sophisticated investor status as are reasonably required by counsel for Maker. Payee recognizes that the Shares issued upon conversion of this Promissory Note will constitute "restricted securities" under Rule 144, promulgated by the Commission under the Securities Act of 1933, as amended, and the resale of which will be subject to the limitations of that Rule.

(e) The Maker shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Shares to the Payee, in the event the Payee exercises its rights under the Conversion Option.

(f) Payment to Maker prior to Payee's delivery of a Notice of Conversion shall terminate Payee's option to convert.


MAKER:                                     PAYEE:

By: /s/ Kenneth A. Martin                  By: /s/ Rosanne C. Solomon
    ______________________________             ________________________________
    Kenneth A. Martin                          Rosanne C. Solomon
    Its:   President & CEO